REGENT SEVEN SEAS CRUISES REPORTS RESULTS
FOR SECOND QUARTER 2012:
REVENUE GROWTH OF 7.0 PERCENT AND NET YIELD GROWTH OF 2.8 PERCENT

MIAMI, August 9, 2012 - Regent Seven Seas Cruises (Seven Seas Cruises S. DE R.L. or the “Company”) reported financial results today for the second quarter ended June 30, 2012.

•	Revenue for the second quarter of 2012 was a record amount of $131.5 million compared to $122.8 million in the second quarter of 2011.

•
Net Yield for the second quarter of 2012 was up 2.8 percent driven by an 8.5 percentage point increase in the occupancy rate. This increase was partially offset by additional product costs associated with the increased inclusive product offerings we added to our European cruise packages in light of the softer European market.

•
Capacity during the second quarter of 2012 decreased to 163,170 available passenger cruise days, approximately 1.1 percent versus the second quarter of 2011, due to the scheduled dry-dock of the Seven Seas Navigator.

Commenting on the second quarter financial results, the Company's Chairman and CEO, Frank Del Rio, stated, “We are pleased with our second quarter revenue and Net Yield increases over the prior year considering the backdrop of a challenging European environment.  In order to drive demand for our softer European sailings, we chose to include additional value in our already industry leading all-inclusive product offerings rather than discount cruise fares.  This non-discounting strategy is consistent with our longstanding go-to-market philosophy and reinforces our brand's high value proposition, but it did increase product offering costs for the quarter. We believe that our steadfast refusal to discount our luxury product has positioned the brand well for the upcoming year.  This can be seen in our booking patterns for 2013 sailings as occupancy build is stable while pricing is up in the high single digits compared to same time last year for 2012."
Other key operating metrics for the second quarter of 2012 compared to the prior year are as follows:

•
Net Cruise Cost, excluding Fuel and Other expense, was $47.1 million compared to $44.5 million for the second quarter of 2011. The change is primarily due to increased hotel services costs driven by an increase in occupancy of 8.5 percentage points as well as increased Deck and Engine expenses associated with a new five year partnership with Wartsila to maintain the engines throughout the fleet.

•
Fuel expense, net of settled fuel hedges, was $10.4 million compared to $8.6 million for the second quarter of 2011. As of June 30, 2012, the company has hedged approximately 80% of the remaining expected fuel consumption for 2012, 52% of expected fuel consumption for 2013 and 28% of expected fuel consumption for 2014.

•	Other expense was $5.8 million compared to $5.3 million for the second quarter of 2011. The 2012 increase is due to expenses associated with the Seven Seas Navigator dry-dock.

•
Adjusted EBITDA was $19.4 million for the second quarter of 2012, compared to $24.6 million for the second quarter of 2011. Excluding Fuel, net of settled fuel hedges, and Other expense, Adjusted EBITDA for the second quarter of 2012 declined $2.9 million versus the second quarter of 2011 primarily due to the additional product costs associated with the increased inclusive product offerings due to the soft market in Europe and the reduction in capacity associated with the Seven Seas Navigator dry-dock.

About Regent Seven Seas Cruises
Regent Seven Seas Cruises is the world's most inclusive luxury cruise line. Fares include all-suite accommodations, round-trip air, highly personalized service, acclaimed cuisine, fine wines and spirits, sightseeing excursions in every port, a pre-cruise luxury hotel package and gratuities. Three award-winning, all-suite vessels, Seven Seas Mariner, Seven Seas Voyager, and Seven Seas Navigator, are among the most spacious at sea and visit more than 300 destinations around the globe.
About Prestige Cruise Holdings
Prestige Cruise Holdings (PCH) is the parent company of Oceania Cruises and Regent Seven Seas Cruises. PCH manages select assets in Apollo Management's cruise investment portfolio and is led by Chairman & CEO Frank J. Del Rio and President & COO Kunal S. Kamlani. PCH is the market leader in the upper-premium and luxury segments of the cruise industry with over 6,400 berths between the Oceania Cruises and Regent Seven Seas Cruises brands.

Investor Relations Contact	Media Contact
Jason Worth	Susan Robison
Senior Director, Treasury & Investor Relations	Vice President, Corporate Communications
305-514-2245	305-514-3912
jworth@prestigecruiseholdings.com	srobison@prestigecruiseholdings.com

Terminology
Adjusted EBITDA is EBITDA plus certain non-cash or non-recurring expenses and charges as well as the impact of settled fuel hedges.
Available Passenger Cruise Days (“APCD”) is our measurement of capacity and represents double occupancy per cabin multiplied by the number of cruise days for the period.
EBITDA is net income (loss) excluding depreciation and amortization, net interest expense, and income tax benefit (expense).
Gross Cruise Cost represents the sum of total cruise operating expense plus selling and administrative expense.
Gross Yield represents total revenue per APCD.
Net Cruise Cost represents Gross Cruise Cost excluding commissions, transportation and other expense, and onboard and other expense.
Net Per Diem represents Net Revenue divided by Passenger Days Sold.
Net Revenue represents total revenue less commissions, transportation and other expense and onboard and other expense.
Net Yield represents Net Revenue per APCD.
Occupancy is calculated by dividing Passenger Days Sold by APCD.
Passenger Days Sold (“PDS”) represents the number of revenue passengers carried for the period multiplied by the number of days within the period of their respective cruises.
Non-GAAP Financial Measures
We use certain non-GAAP financial measures, such as EBITDA, Adjusted EBITDA, Net Revenue, Net Per Diem, Net Yield, and Net Cruise Cost to enable us to analyze our performance. We utilize these financial measures to manage our business on a day-to-day basis and we believe that they are the most relevant measure of our performance, and some of these measures are commonly used in the cruise industry to measure performance. Our use of non-GAAP financial measures may not be comparable to other companies within our industry.
EBITDA is used by management to measure operating performance of the business. Management believes EBITDA, when considered along with other performance measures, is a useful measure as it reflects certain operating drivers of our business, such as sales growth, operating costs, selling, general and administrative expenses and other operating income and expense. While EBITDA is not a recognized measure under GAAP, management uses this financial measure to evaluate and forecast our business performance. This non-GAAP financial measure has certain material limitations, including:

•
It does not include net interest expense. As we have borrowed money for general corporate purposes, interest expense is a necessary element of our costs and ability to generate profits and cash flows; and

•
It does not include depreciation and amortization expense. As we use capital assets, depreciation and amortization are necessary elements of our costs and ability to generate profits and cash flows. Management compensates for these limitations by using EBITDA, as defined, as only one of several measures for evaluating our business performance. In addition, capital expenditures, which impact depreciation and amortization, net interest expense, and income tax benefit (expense), are reviewed separately by management.

Management believes EBITDA and Adjusted EBITDA can provide a more complete understanding of the underlying operating results and trends of the Company and an enhanced overall understanding of our financial performance and prospects for the future. Adjusted EBITDA is also used as a basis to calculate our adherence to certain debt covenant ratios. Certain covenants in our debt agreement are based on financial ratios that reference Adjusted EBITDA. Such covenants restrict our ability to incur or guarantee additional debt and make certain acquisitions in each case under certain circumstances and subject to various exceptions.
We believe that the inclusion of the supplemental adjustments applied in calculating Adjusted EBITDA for purposes of such ratios is appropriate to provide additional information to investors to assess our ability to take certain actions in the future, such as the incurrence of additional secured indebtedness. You are encouraged to evaluate the adjustments and the reasons we consider them appropriate for supplemental analysis. In evaluating Adjusted EBITDA, you should be aware that in the future we may incur expenses similar to the adjustments in this presentation. Our presentation of Adjusted EBITDA should not be construed as an inference that our future results will be unaffected by unusual or non-recurring items.

EBITDA and Adjusted EBITDA are not defined terms under GAAP. Adjusted EBITDA differs from the term "EBITDA" as it is commonly used. Adjusted EBITDA is not intended to be a measure of liquidity or cash flows from operations or a measure comparable to net income as it does not take into account certain requirements such as capital expenditures and related depreciation, principal and interest payments and tax payments, and it is subject to certain additional adjustments as permitted under our debt agreement. Our use of Adjusted EBITDA may not be comparable to other companies within our industry.

Forward-Looking Statements
This release may contain statements, estimates or projections that constitute “forward-looking statements” as defined under U.S. federal securities laws. All statements other than statements of historical facts, without limitation, those regarding our business strategy, financial position, results of operations, plans, prospects and objectives of management for future operations (including development plans and objectives relating to our activities) and are forward-looking. Many, but not all, of these statements can be found by looking for terms like “expect,” “anticipate,” “goal,” “project,” “plan,” “believe,” “seek,” “could,” “will,” “may,” “might,” “forecast,” “estimate,” “intend,” and “future” and for similar words. Forward-looking statements reflect management's current expectations and do not guarantee future performance and may involve risks, uncertainties and other factors which could cause our actual results, performance, or achievements to differ materially from the future results, performance, or achievements expressed or implied in those forward-looking statements. Examples of these risks, uncertainties and other factors include, but are not limited to, our substantial leverage, including the inability to generate the necessary amount of cash to service our existing debt and the incurrence of substantial indebtedness in the future; continued availability under our credit facilities and compliance with our covenants; our ability to incur significantly more debt despite our substantial existing indebtedness; changes in the global credit markets on our ability to borrow and our counterparty credit risks; adverse economic conditions that may affect consumer demand for cruises such as declines in the securities and real estate markets, declines in disposable income and consumer confidence and higher unemployment rates; the risks associated with operating internationally; adverse events impacting the security of travel that may affect consumer demand for cruises; problems encountered at shipyards, as well as any potential claim, impairment, loss, cancellation or breach of contract in connection with any contracts we have with shipyards; emergency ship repairs, mechanical failures or accidents involving our ships and the impact of delays, costs and other factors resulting therefrom as well as scheduled maintenance, repairs and refurbishment of our ships; the total loss of one or more of our vessels as a result of a marine casualty; the impact of the spread of contagious diseases; the impact of weather and natural disasters; changes in interest rates, fuel costs, foreign currency rates or other operating costs; changes in regulations; accidents, criminal behavior and other incidents affecting the health, safety, security and vacation satisfaction of passengers and causing damage to ships, which could cause reputational harm, the modification of itineraries or cancellation of a cruise or series of cruises; intense competition from other cruise companies as well as non-cruise vacation alternatives which may affect our ability to compete effectively; the lack of acceptance of new itineraries, products or services by our targeted passengers; the possibility of environmental liabilities and other damage that is not covered by insurance or that exceeds our insurance coverage; and such other risks and uncertainties detailed in our public filings with the Securities and Exchange Commission, including but not limited to, our risk factors set forth in the fifth amendment to our registration statement on Form S-4 (333-178244) filed with the Securities and Exchange Commission on May 7, 2012. The above examples are not exhaustive. From time to time, new risks emerge and existing risks increase in relative importance to our operations. You should not place undue reliance on forward-looking statements as a prediction of actual results. Such forward-looking statements are based on our beliefs, assumptions, expectations, estimates and projections regarding our present and future business strategies and the environment in which we will operate in the future. We expressly disclaim any obligation or undertaking to release publicly any updates or revisions to any forward-looking statement contained herein to reflect any change in our expectations with regard thereto or any change of events, conditions or circumstances on which any such statement was based. In addition, certain financial measures in this release constitute non-GAAP financial measures as defined by Regulation G. A reconciliation of these items can be found attached hereto and on the Company's web site at www.rssc.com/about/investors.

SEVEN SEAS CRUISES S. DE R.L.
CONSOLIDATED STATEMENTS OF INCOME (LOSS) AND COMPREHENSIVE INCOME (LOSS)
(unaudited, in thousands)

	Three Months Ended June 30,		Six Months Ended June 30,
	2012	2011	2012	2011
Revenue
Passenger ticket	$119,548	$110,185	$228,120	$203,453
Onboard and other	11,932	12,664	23,220	23,167
Total revenue	131,480	122,849	251,340	226,620

Cruise operating expense
Commissions, transportation and other	46,468	38,718	85,734	67,224
Onboard and other	3,153	3,608	5,409	5,252
Payroll, related and food	19,245	17,699	38,021	35,186
Fuel	10,435	10,263	22,547	20,612
Other ship operating	11,040	9,820	20,371	18,947
Other	5,844	5,283	7,124	6,323
Total cruise operating expense	96,185	85,391	179,206	153,544
Other operating expense
Selling and administrative	16,854	16,974	38,001	38,172
Depreciation and amortization	9,868	9,224	19,543	18,037
Total operating expense	122,907	111,589	236,750	209,753
Operating income	8,573	11,260	14,590	16,867

Non-operating income (expense)
Interest income	122	50	225	64
Interest expense	(7,982)	(7,394)	(16,066)	(15,412)
Other income (expense)	(4,527)	(7,026)	(2,015)	(3,098)
Total non-operating expense	(12,387)	(14,370)	(17,856)	(18,446)
Loss before income taxes	(3,814)	(3,110)	(3,266)	(1,579)
Income tax benefit (expense)	(11)	108	(201)	50
Net loss	$(3,825)	$(3,002)	$(3,467)	$(1,529)

SEVEN SEAS CRUISES S. DE R.L.
CONSOLIDATED BALANCE SHEETS
(in thousands)

	(unaudited)
	June 30, 2012	December 31, 2011

Assets
Current assets
Cash and cash equivalents	$106,689	$68,620
Restricted cash	234	743
Trade and other receivables, net	9,975	8,319
Related party receivables	—	748
Inventories	6,013	5,132
Prepaid expenses	20,396	19,149
Other current assets	3,322	4,165
Total current assets	146,629	106,876
Property and equipment, net	653,259	655,360
Goodwill	404,858	404,858
Intangible assets, net	84,838	86,120
Other long-term assets	29,999	30,576
Total assets	$1,319,583	$1,283,790

Liabilities and Members' Equity
Current liabilities
Trade and other payables	$1,821	$5,752
Related party payables	1,474	—
Accrued expenses	47,074	41,782
Passenger deposits	196,817	159,312
Derivative liabilities	2,405	112
Current portion of long-term debt	12,500	—
Total current liabilities	262,091	206,958
Long-term debt	506,000	518,500
Other long-term liabilities	9,823	13,694
Total liabilities	777,914	739,152
Commitments and contingencies
Members' equity
Contributed capital	563,863	563,365
Accumulated deficit	(22,194)	(18,727)
Total members' equity	541,669	544,638
Total liabilities and members' equity	$1,319,583	$1,283,790

SEVEN SEAS CRUISES S. DE R.L.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(unaudited, in thousands)

	Six Months Ended
	June 30,
	2012	2011
Cash flows from operating activities
Net loss	$(3,467)	$(1,529)
Adjustments:
Depreciation and amortization	19,543	18,037
Amortization of deferred financing costs	1,577	1,916
Accretion of debt discount	218	168
Stock-based compensation	499	428
Unrealized loss (gain) on derivative contracts	2,710	(1,316)
Loss on early extinguishment of debt	—	7,502
Other, net	275	7
Changes in operating assets and liabilities:
Trade and other accounts receivable	(909)	5,253
Prepaid expenses and other current assets	(1,240)	(7,591)
Inventories	(881)	(1,904)
Accounts payable and accrued expenses	52	505
Passenger deposits	35,689	38,284
Net cash provided by operating activities	54,066	59,760
Cash flows from investing activities
Purchases of property and equipment	(14,135)	(11,840)
Change in restricted cash	509	(20,167)
Acquisition of intangible assets	—	(4,445)
Net cash used in investing activities	(13,626)	(36,452)
Cash flows from financing activities
Repayment of debt	—	(180,786)
Proceeds from the issuance of senior secured notes	—	225,000
Debt issuance costs	(374)	(6,562)
Deferred intangible asset payment	(2,000)	—
Costs associated with the early extinguishment of debt	—	(1,393)
Net cash (used in) provided by financing activities	(2,374)	36,259

Effect of exchange rate changes on cash and cash equivalents	3	428
Net increase in cash and cash equivalents	38,069	59,995
Cash and cash equivalents
Beginning of period	68,620	37,258
End of period	$106,689	$97,253

SEVEN SEAS CRUISES S. DE R.L.
NON-GAAP RECONCING INFORMATION (unaudited)

The following table sets forth selected statistical information:

	Three Months Ended June 30,		Six Months Ended June 30,
	2012	2011	2012	2011
Passenger Days Sold	160,101	147,860	317,974	295,985
APCD	163,170	164,990	335,160	335,090
Occupancy	98.1%	89.6%	94.9%	88.3%

Adjusted EBITDA was calculated as follows (in thousands):

	Three Months Ended June 30,		Six Months Ended June 30,
	2012	2011	2012	2011

Net loss	$(3,825)	$(3,002)	$(3,467)	$(1,529)
Interest income	(122)	(50)	(225)	(64)
Interest expense	7,982	7,394	16,066	15,412
Depreciation and amortization	9,868	9,224	19,543	18,037
Income tax (benefit) expense, net	11	(108)	201	(50)
Other (income) expense	4,527	7,026	2,015	3,098
Equity-based compensation/transactions (a)	351	121	499	428
Non-recurring expenses (b)	27	2,099	424	3,043
Restructuring (c)	172	270	449	404
Fuel hedge gain (d)	69	1,649	1,301	2,781
Loss on disposal (e)	304	—	304	—
ADJUSTED EBITDA	$19,364	$24,623	$37,110	$41,560

(a)	Equity-based compensation/transactions represent stock compensation expense in each period.

(b)
Non-recurring expenses represents the net impact of time out of service as a result of unplanned and non-recurring repairs to vessels; expenses associated with consolidating corporate headquarters; professional fees and other costs associated with raising capital through debt and equity offerings; certain litigation fees; and the fees paid to license the name “Regent” in the first quarter of 2011. In February 2011, we amended the Regent license agreement to perpetually license the “Regent” name; as such we will not incur any future license fees.

(c)	Restructuring charges represents non-recurring expenses associated with personnel changes, lease termination, and other corporate reorganizations to improve efficiencies.

(d)	Fuel hedge gain represents the realized gain on fuel hedges triggered by the settlement of the hedge instrument.

(e)	Loss on disposal represents asset write-offs during vessel dry-dock periods.

SEVEN SEAS CRUISES S. DE R.L.
NON-GAAP RECONCING INFORMATION (unaudited)

Net Per Diem, Gross Yield and Net Yield was calculated as follows (in thousands, except Preliminary Passenger Days Sold, APCD, Net Per Diem and Yield data):

	Three Months Ended June 30,		Six Months Ended June 30,
	2012	2011	2012	2011

Passenger ticket revenue	$119,548	$110,185	$228,120	$203,453
Onboard and other revenue	11,932	12,664	23,220	23,167
Total revenue	131,480	122,849	251,340	226,620
Less:
Commissions, transportation and other expense	46,468	38,718	85,734	67,224
Onboard and other expense	3,153	3,608	5,409	5,252
Net Revenue	$81,859	$80,523	$160,197	$154,144

Passenger Days Sold	160,101	147,860	317,974	295,985
APCD	163,170	164,990	335,160	335,090
Net Per Diem	$511.29	$544.59	$503.81	$520.78
Gross Yield	805.79	744.58	749.91	676.30
Net Yield	501.68	488.05	477.97	460.01

Gross Cruise Cost and Net Cruise Cost were calculated as follows (in thousands, except APCD and cost per APCD):

	Three Months Ended June 30,		Six Months Ended June 30,
	2012	2011	2012	2011

Total cruise operating expense	$96,185	$85,391	$179,206	$153,544
Selling and administrative expense	16,854	16,974	38,001	38,172
Gross Cruise Cost	113,039	102,365	217,207	191,716
Less:
Commissions, transportation and other expense	46,468	38,718	85,734	67,224
Onboard and other expense	3,153	3,608	5,409	5,252
Net Cruise Cost	63,418	60,039	126,064	119,240
Less:
Fuel	10,435	10,263	22,547	20,612
Other expense	5,844	5,283	7,124	6,323
Net Cruise Cost, excluding Fuel and Other	$47,139	$44,493	$96,393	$92,305

APCD	163,170	164,990	335,160	335,090
Gross Cruise Cost per APCD	$692.77	$620.43	$648.07	$572.13
Net Cruise Cost per APCD	388.66	363.89	376.13	355.84
Net Cruise Cost, excluding Fuel and Other, per APCD	288.90	269.67	287.60	275.46